2016 Shareholders Meeting Global Business Development Growth Strategy Review Dennis McKenna Exhibit 99.1

Business Development Group Responsibilities: Acquisitions/partnerships Global business development programs Global marketing plans/initiatives Global strategic sales plans/initiatives > key global account coordination > territory alignment > new product expansion (significant investment) > support and resource allocation

$392 $US Millions 2016 Shareholders Meeting

To Become an Increasingly Compelling Supplier to Our Customers The connection you can count on Global reach/local focus Thailand (Union/Dulmison) Indonesia (Dulmison) Malaysia (Dulmison) New Zealand (Electropar) Poland (Belos) Canada/Quebec (Helix) Russia (Greenfield) France (Greenfield) Argentina (Greenfield) Solar Power (DPW) Substation (Electropar/AEM) Datacom (Rack) Global Communications (Greenfield) Ranchmate (Greenfield) Polymer Insulators String Hardware MVCC Global Fiber Closures HTLS Hardware EXCEPTIONAL/INDUSTRY-LEADING CUSTOMER SERVICE EXPAND CUSTOMER BASE Geographic Expansion ACCESS TO NEW MARKETS Market Segment Expansion GROW THE PACKAGE Product Line Expansion

Global Business Development Initiatives

Fiber Communications - John Hofstetter (VP) - Chris Grubish (GMM) - Paco Chamorro/PLP Spain (Tech) Global Business Development Initiatives

Global Business Development Initiatives High Temp Low Sag (HTLS) Global HV Transmission - Jaime Pallarés/PLP Spain (GMM) - Ben Keck (Project Manager) - Jonathan Olszewski (Engineering) - Bryan Casenhiser, Americas Leader - Bass Khoury, Asia-Pac Leader - Bruno Maiano, EMEA Leader

Global Business Development Initiatives Solar - John Markiewicz (GMM) - Adam Siedel (Tech) Thailand 300MW+ Installed Mexico Brazil South Africa Canada

Global Business Development Initiatives Other Global Programs: Substation Fittings Wildlife Protection - Nick Picone (GMM) Insulator Technologies (MVCC, MV/HV polymer insulators, arrestors, cut-outs) Engineering Services

Global Sales Segments

Global Sales by Market 40% Transmission 2014 2013 2012

Diversification PLP = Critical Infrastructure Company Products, Technologies and Services To Build, Protect and Maintain Critical Infrastructure

Critical Infrastructure Why Critical Infrastructure Market? Significant Growth Opportunity PLP Well Position $4T $9T

Technologies, Services and Operational Capabilities Well Positioned for Critical Infrastructure Market Mechanical/Electrical Connections Environmental Sealing/Protection Motion Control Engineering Capabilities Wire forming Injection molding Plastic extrusion Forging AL gravity casting AL PDC casting AL welding Stamping/Bending Powder coating Urethane casting Operational Capabilities Service Capabilities Development Inspection Testing Engineering Consulting Critical Infrastructure

ENERGY Critical Infrastructure Electric Utility Oil/Gas Renewables Critical Infrastructure Generation Transmission Distribution Substation Fiber Comms Transmission Distribution Exploration Solar Wind Biofuel Current Acquisition (US) Applies to several infrastructure categories Current Acquisition (US) 3 Solar opportunities explored in 2015 Current Acquisition (ARG) Services Business (NZ/US)

COMMUNICATIONS Critical Infrastructure Wired Critical Infrastructure Wireless 1 Opportunity explored in 2015 Current Acquisition (Czech Republic) Current Acquisition (Brazil)

TRANSPORTATION Critical Infrastructure Roads/Bridges Critical Infrastructure Rail Marine Air Current Acquisition (US) Innovation team exploring opportunities 1 Opportunity explored in 2015 (US)

WATER/SEWER Critical Infrastructure Transmission Distribution Recycling Critical Infrastructure

PLP US Sales Overview John Hofstetter

2015 Sales down 5.6% - Energy down 10.4% - Communications up 2.5% 2015 Selected Market Segment Results - Utility Transmission (> 69KV) down 21% - Utility Distribution (< 35KV) down 5.9% - Fiberlign Energy up 6.5% - SI: Tower-Antenna/Metal Buildings strong growth PLP USA-Energy/Comms/SI/Export

2016 Q1 Sales up 1.3% - Transmission business Flat - Fiber Energy up 17% - Communications up 7% - Broadband CATV up 24% PLP USA-Energy/Comms/SI/Export

Innovation Team Overview Ryan Ruhlman

Innovation Team Overview Innovation Team Randy Cloud Oct 1, 1990 Engineering Adam Deel March 27, 2006 Engineering Dave Kohler September 1, 2011 Purchasing (Commodities) Jaanki Thakkar May 13, 2013 Tech Support Engineer Mission Statement:  To deliver new ideas to increase sales and profits while analyzing products, services, processes and energize the organization to think creatively. Goals: 5 Patentable Ideas 4 Projects transferred to Engineering 3 direct visits with customer/field trip Bring innovation culture throughout the company

Focus Agriculture – Focusing on new products for existing markets and customers. Making life simpler for the farmer or tree care specialist. Rail/Transportation – Product roll up from around the world and a renewed focus on an existing and growing market. California recently invested $8m into a proposed high speed rail corridor, and of course the Hyperloop. Big Data Collection – Data will be a play, but how it’s collected, stored, and used is up for debate. Where can we play? Sealing Technologies – Develop new techniques to bolster our already outstanding offering. Innovation Team Overview

Execution Education - The team worked hard to educate themselves on what innovation is. Attended seminars and workshops for best practices, and studied the successes, and failures, of several high profile innovation garages. Investigation - The team spent time with the PLP sales group, both internal and external, as well as traveling to meet with customers and industry professionals, learning more about the needs of our different markets. 70/20/10 - This rule applies to the team’s approach to products and how they spend their “bandwidth”. It helps to bring a focus to the bigger picture for the group. Innovation Team Overview